EXHIBIT 10.2

THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ALIENATED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF THE BORROWER.

$200,000.00	State of Illinois July 15, 2010

BUYER TRUST DEED NOTE #1

FOR VALUE RECEIVED, Tonaquint, Inc. a Utah corporation (the “Borrower”), hereby promises to pay to Aethlon Medical, Inc., a Nevada corporation (the “Lender,” and together with the Borrower, the “Parties”), the principal sum of $200,000.00 together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Secured Promissory Note (this “Note”). This Note is issued pursuant to that certain Note and Warrant Purchase Agreement of even date herewith, entered into by and between the Borrower and the Lender (the “Purchase Agreement” and together with all other agreements entered into between the Parties in connection with this Note, the “Transaction Documents”), pursuant to which the Lender issued to the Borrower a Secured Convertible Promissory Note in the principal amount of $890,000.00 (the “Lender Note”) and a warrant to purchase shares of the Company’s Common Stock (as defined in the Purchase Agreement).

1.   Principal and Interest. Interest shall accrue on the unpaid principal balance and any unpaid late fees or other fees under this Note at a rate of 5.0% per annum until the full amount of the principal and fees has been paid. Upon the occurrence of an Event of Default (as defined below), this Note shall accrue simple interest at the rate of 10.00% per annum from and after the date of the Event of Default, whether before or after judgment. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.  The entire unpaid principal balance and all accrued and unpaid interest, if any, shall be due and payable on or before the earlier of (i) the date that is 14 months from the date of this Note, or (ii) provided the Conversion Shares (as defined in the Lender Note) are then eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, (including payment in cash or as a result of prepayment of this Note), the date on which the aggregate principal and interest owed by the Lender under the initial Tranche (as defined in the Lender Note) of the Lender Note is equal to or less than $25,000.00 (the “Maturity Date”).

2.   Payment. Unless prepaid, all principal and accrued interest under this Note is due on the Maturity Date. All payments of interest and principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be delivered to the Lender at the address furnished to the Borrower for that purpose.

3.   Prepayment by the Borrower. The Borrower may, in its sole and absolute discretion, pay, without penalty, all or any portion of the outstanding balance along with any accrued but unpaid interest on this Note at any time prior to the Maturity Date.

4.   Security. The payment of this Note is secured by that certain Trust Deed (the “Trust Deed”) of even date herewith executed by the Borrower, as Trustor, in favor of the Lender, as Beneficiary, encumbering certain real property of the Borrower, as more specifically set forth in the Trust Deed, all the terms and conditions of which are hereby incorporated and made a part of this Note.  The Lender covenants and agrees to release the Trust Deed pursuant to the terms of Section 5.

5.   Release. The Lender covenants and agrees that simultaneous with the receipt of this Note, duly executed by the Borrower, it shall execute and deliver a Deed of Reconveyance substantially in the form attached hereto as Exhibit A (the “Reconveyance”), which will operate to release the Trust Deed upon satisfaction of the conditions for release of the Trust Deed set forth in the Escrow Agreement (as defined in the Purchase Agreement). An escrow agent (the “Escrow Agent”), mutually satisfactory to the Borrower and the Lender, shall hold the Reconveyance in escrow, subject to the condition that the Escrow Agent may not record the Reconveyance until all of the conditions for release of the Trust Deed set forth in the Escrow Agreement have been satisfied. In accordance with the terms of the Escrow Agreement, the Reconveyance shall be recorded (and thereby the Trust Deed reconveyed) the earlier of (i) the first date on which the Buyer Trust Deed Notes (as defined in the Purchase Agreement) are repaid in full, or (ii) six months and three days following the date the Trust Deed is recorded (the “Release Date”).  For avoidance of doubt, after the Release Date, there shall be no collateral securing this Note.

6.   Right of Offset. Notwithstanding anything to the contrary herein or in any other Transaction Document, in the event of (i) an Event of Default under the Lender Note, or (ii) a breach of any material term, condition, representation, warranty, covenant or obligation of the Lender under any Transaction Document, the Borrower shall be entitled to deduct and offset any amount owing by the Lender under the Lender Note from any amount owed by the Borrower under this Note.  In the event that the Borrower’s exercise of its offset rights under this Section 6 results in the full satisfaction of the Borrower’s obligations under this Note, then the Lender shall return this Note to the Borrower for cancellation or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to the Borrower.

7.   Default. If any of the events specified below shall occur (each, an “Event of Default”) the Lender may declare the unpaid principal balance together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to the Borrower.  If any default, other than a Payment Default (as defined below), is curable, then the default may be cured (and no Event of Default will have occurred) if the Borrower, after receiving written notice from the Lender demanding cure of such default, either (a) cures the default within fifteen (15) days, or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that the Lender deems in the Lender’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an Event of Default:

(a)   Failure to Pay. The Borrower’s failure to make any payment when due and payable under the terms of this Note (a “Payment Default”);

(b)   Breaches of Covenants. The Borrower or its subsidiaries, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or in the Deed of Trust;

(c)   Representations and Warranties. Any representation or warranty made or furnished by the Borrower to the Lender in writing in connection with this Note, or as an inducement to the Lender to enter into the Purchase Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; and

(d)   Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar law or rule against the Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Borrower or any guarantor.

(e)   Encumbrance on Property. Borrower shall permit to arise any lien, claim or encumbrance on the Property (as defined in the Deed of Trust) that is senior to the lien granted to Lender pursuant to the Deed of Trust and that is not removed or subordinated within thirty (30) days of Borrower’s receipt of written notice from Lender that such a lien has arisen or Borrower shall sell or attempt to sell, transfer, assign or alienate any interest in the Property, or Borrower shall fail to adequately insure the Property against loss; such Property shall suffer a diminution in value below $400,000, or any other incident shall be caused by Borrower’s action or inaction, or any other cause or event, that creates a material and adverse effect on the title to or value of the Property and remains uncured for a period of thirty (30) days from Lender’s receipt of written notice of such event.

(f)   Event of Default under Deed of Trust. There shall occur any Event of Default under the Deed of Trust.

8.   Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Lender shall not assign any of its rights hereunder without the prior written consent of the Borrower.

9.   Governing Law; Venue. The terms of this Note shall be construed in accordance with the laws of the State of Illinois as applied to contracts entered into by Illinois residents within the State of Illinois which contracts are to be performed entirely within the State of Illinois.  With respect to any disputes arising out of or related to this Note, the Parties consent to the exclusive jurisdiction of, and venue in, the state courts in Illinois (or in the event of federal jurisdiction, the United States District Court for the Northern District of Illinois).

10.   Compliance with Applicable Law. The Borrower agrees that the obligations evidenced by this Note constitute an exempted transaction under the Truth-In-Lending Act, 15 U.S.C. Section 1601, et seq. and such obligations constitute a business loan which comes within the purview of Section 4(l)(c) of “An Act in Relation to the Rule of Interest and Lending of Money,” approved May 24, 1879, as amended, 815 ILCS 205/4(l)(a).

11.   Customer Identification–USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.

12.   Lawful Interest. It being the intention of the Lender and the Borrower to comply with all applicable laws with regard to the interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or the other Transaction Documents, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount  in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note or by any extension or renewal hereof (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or the other Transaction Documents, then in such event:

(a)   the provisions of this Section shall govern and control;

(b)   the Borrower shall not be obligated to pay any Excess Interest;

(c)   any Excess Interest that the Lender may have received hereunder shall, at the option of the Lender, be (i) applied as a credit against the principal balance due under this Note or accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the Borrower, or (iii) any combination of the foregoing;

(d)   the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable governing usury laws, and this Note and the Transaction Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

(e)   the Borrower shall not have any action or remedy against the Lender for any damages whatsoever or any defense to enforcement of this Note or arising out of the payment or collection of any Excess Interest.

13.   Pronouns. Regardless of their form, all words shall be deemed singular or plural and shall have the gender as required by the text.

14.   Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

15.   Time of Essence. Time is of the essence with this Note.

16.   Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

17.   Attorneys’ Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Lender shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

18.   Amendments and Waivers; Remedies. No failure or delay on the part of a Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

19.   Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth in the Purchase Agreement. Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth in the Purchase Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in any manner herein set forth.

20.   Final Note. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of the Borrower and the Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

BORROWER:

TONAQUINT, INC.

By: ____________________________
_______________, President

ACKNOWLEDGED, ACCEPTED AND AGREED:

AETHLON MEDICAL, INC.

By:  /s/ James Joyce
James Joyce, Chief Executive Officer

[Signature page to Buyer Trust Deed Note #1]

EXHIBIT A

RECONVEYANCE